EXHIBIT 99.1


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[OXY LOGO]  NEWS RELEASE                        OCCIDENTAL PETROLEUM CORPORATION
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         10889 Wilshire Boulevard, Los Angeles, California 90024  (310) 208-8800

For Immediate Release: January 17, 2005

                   OCCIDENTAL REALIGNS OIL AND GAS OPERATIONS
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     LOS ANGELES -- Occidental Petroleum Corporation's (NYSE: OXY) Chairman and
Chief Executive Officer, Dr. Ray R. Irani, announced today that effective immediately, its oil and gas operations are being divided into two core regions -- Western Hemisphere and Eastern Hemisphere. John W. Morgan has been appointed to the position of President, Oxy Oil and Gas - Western Hemisphere and R. Casey Olson has been appointed President, Oxy Oil and Gas - Eastern Hemisphere. Both Executives will report to Dr. Irani.

     "This realignment will enhance the ability of each organization to focus on optimizing production and competing successfully for new growth opportunities which are unique to each region," said Dr. Irani. "These changes will allow us to continue with the implementation of our business strategy, with its focus on disciplined capital investment, to generate attractive total returns to our stockholders by balancing near term profitability with long-term growth."

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Contact:

Occidental Petroleum
Lawrence P. Meriage (media)
310-443-6562

Kenneth J. Huffman (investors)
212-603-8183
On the web: www.oxy.com